UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2017
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue
Suite 300
Rye, New York 10580
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On November 6, 2017, the Board of Trustees (the “Board”) of Acadia Realty Trust (the “Company”) approved a resolution to opt out of Section 3-803 of Subtitle 8 of Title 3 of the Maryland General Corporation Law (“MGCL”), commonly referred to as the “Maryland Unsolicited Takeover Act” or “MUTA.” MUTA contains statutory provisions that allow the Board, without shareholder approval, to elect to classify into three classes with staggered three-year terms.

To effectuate the opt out, in accordance with Sections 3-802(c) and 3-802(d) of the MGCL, on November 9, 2017, the Company filed Articles Supplementary (“Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland. The Articles Supplementary will become effective upon acceptance for record and will, upon effectiveness, prohibit the Company, without the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees, from classifying the Board.

The foregoing description of the amendment to the Company’s Declaration of Trust is qualified in its entirety by reference to the copy of such Articles Supplementary attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Articles Supplementary of Acadia Realty Trust, dated November 8, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	ACADIA REALTY TRUST (Registrant)
November 9, 2017	By: /s/ John Gottfried Name: John Gottfried Title: Sr. Vice President and Chief Financial Officer